Exhibit 99.1

Cogint, Inc. Announces Preliminary Financial Results for the Third Quarter 2016

BOCA RATON, Fla. — (BUSINESS WIRE) – October 18, 2016 – Cogint, Inc. (NASDAQ: COGT), a data and analytics company, today announced preliminary estimates of financial results for the third quarter ended September 30, 2016. These preliminary estimates of financial results are subject to completion of the Company’s customary quarterly closing and the completion of the interim review procedures by the Company’s independent registered public accounting firm.

The Company estimates revenue for the third quarter of 2016 to be approximately $51 to $52 million, a greater than 24% increase over the second quarter of 2016. Gross profit margins are estimated to be in the range of 24% to 26%.

“These preliminary results reflect continued execution of our business model and demand for our products across our markets,” commented Derek Dubner, CEO of cogint. “While we experienced some seasonal pressure on margins within our marketing business transitioning from Q2 to Q3, we are encouraged by the reversion to our historically higher margins at the beginning of Q4 and expect this trend to continue throughout the quarter.”

As a result of various trends, the Company expects revenue for full year 2016 to be in the range of $183 to $187 million, and revenue for full year 2017 to be in the range of $230 to $235 million.

The Company previously announced that it will report its financial results for the third quarter ended September 30, 2016 after the close of the U.S. financial markets on Thursday, November 3, 2016. The Company will host a conference call on Thursday, November 3, 2016 at 4:30pm ET to discuss its quarterly results and provide a business update.

About cogint™

At cogint, we believe that time is your most valuable asset. Through powerful analytics, we transform data into intelligence, in a fast and efficient manner, so that our clients can spend their time on what matters most – running their organizations with confidence. Through leading-edge, proprietary technology and a massive data repository, our data and analytical solutions harness the power of data fusion, uncovering the relevance of disparate data points and converting them into comprehensive and insightful views of people, businesses, assets and their interrelationships. We empower clients across markets and industries to better execute all aspects of their business, from managing risk, conducting investigations, identifying fraud and abuse, and collecting debts, to identifying and acquiring new customers. At cogint, we are dedicated to making the world a safer place, to reducing the cost of doing business, and to enhancing the consumer experience.

RELATED LINKS: http://www.cogint.com

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipate,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning. Such forward looking statements include statements about the Company’s preliminary financial results for the third quarter of 2016 and revenue estimates for full year 2016 and 2017. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release and are advised to consider the factors listed above together with the additional factors under the heading “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q and other SEC filings. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Contact Information:

Media and Investor Relations Contact:
Cogint, Inc.
Jordyn Kopin, 646-356-8469
Director, Investor Relations
JKopin@cogint.com